Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The foregoing consent is in the form that will be signed upon completion of the share split described in Note 11C to the financial statements:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Somekh Chaikin

KPMG Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

October 10, 2006